UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2010

ARTHROCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-027422 (Commission File Number)	94-3180312 (I.R.S. Employer Identification Number)

7500 Rialto Blvd., Building Two, Suite 100

Austin, TX  78735

(Address of principal executive offices, including zip code)

(512) 391-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Certain Officers.

On May 12, 2010, the Board of Directors of ArthroCare Corporation (the “Company”) appointed Todd Newton as the Company’s Chief Accounting Officer (in addition to his role as Senior Vice President and Chief Financial Officer) and replaces Brian Simmons as the Chief Accounting Officer. Mr. Simmons will continue to operate in his role as the Company’s Vice President, Finance.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of ArthroCare Corporation (the “Company”) was held on May 12, 2010. The Company previously filed with the Securities and Exchange Commission the proxy statement and related materials pertaining to this meeting, which describe in detail each of the three proposals submitted to stockholders at the meeting. Each of the three proposals submitted to the stockholders passed. The final results for the votes regarding each proposal are set forth below.

Proposal 1: Election of Directors

The eight nominees for the Board of Directors were elected to hold office until the next annual meeting of stockholders or until their respective successors are elected and qualify. The tabulation of votes was:

Nominee	For	Withheld	Abstentions and Broker Non-Votes
Christian P. Ahrens	23,650,253	56,057	4,454,398
Gregory A. Belinfanti	23,662,488	43,822	4,454,398
Barbara D. Boyan, Ph.D.	20,403,964	3,302,346	4,454,398
David Fitzgerald	23,646,754	59,556	4,454,398
James G. Foster	20,403,449	3,302,861	4,454,398
Terence E. Geremski	20,361,821	3,344,489	4,454,398
Tord B. Lendau	20,359,637	3,346,673	4,454,398
Peter L. Wilson	20,402,536	3,303,774	4,454,398

Proposal 2: Approval of an Amendment of the Amended and Restated 2003 Incentive Stock Plan

The amendment of the Company’s Amended and Restated 2003 Incentive Stock Plan to, among other modifications, increase the number of shares of common stock reserved for issuance thereunder by 2,200,000 shares was approved as set forth below:

For	Against	Abstentions and Broker Non-Votes
20,879,255	2,599,649	4,681,804

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year was ratified as set forth below:

For	Against	Abstentions and Broker Non-Votes
28,021,085	134,432	5,191

Item 7.01 Regulation FD Disclosure

On May 12, 2010, James L. Pacek, our Senior Vice President of Strategic Business Units, entered into a prearranged trading plan to sell 8,500 shares in one or more open market transactions between June 11, 2010 and May 10, 2011.

Rule 10b5-1 permits persons who may be considered company insiders to establish written prearranged stock trading plans when they are not in possession of material, nonpublic information. The plans establish predetermined trading parameters that do not permit the person adopting the plan to exercise any subsequent influence over how, when or whether to effect trades. All sales under the plans will be disclosed publicly through appropriate filings with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION

Date: May 13, 2010	By:	/s/ David Fitzgerald
David Fitzgerald
President and Chief Executive Officer